Exhibit 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.05 per share, of Franklin Covey Co., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement.

Dated: December 2, 2009
                                      JOHN H. LEWIS
                                      OSMIUM PARTNERS, LLC
                                      OSMIUM CAPITAL, LP
                                      OSMIUM CAPITAL II, LP
                                      OSMIUM SPARTAN, LP

                                      By: /s/ John H. Lewis
                                          --------------------------------------
                                      John H. Lewis, for himself and as
                                      Managing Member of Osmium Partners, LLC,
                                      for itself and as General Partner of
                                      Osmium Capital, LP, Osmium Capital II, LP
                                      and Osmium Spartan, LP